Exhibit 3.232

INTERPRETATION FILED PURSUANT TO SECTION 28 OF THE COMPANIES ACT THE COMPANIES ACT COMPANY LIMITED BY SHARES ARTICLES OF ASSOCIATION OF ROWAN (GIBRALTAR) LIMITED ("the Company") In these Articles if not inconsistent with the subject or content words and expressions defined in the Act shall have the meanings so defined and the following words shall have the following meanings: "These Articles" shall mean the present Articles of Association and all supplementary amended or substituted Articles for the time being in force; "The Company" or "this Company" means the above named company; "Director" means any person acting as a director of the Company and includes any person duly appointed as an alternate director; "Directors" means the directors for the time being of the Company; "Dividend" includes bonus; 'The Act" means the Companies Act (Ord 1930 No 7) and includes every other Act incorporated therewith or substituted therefore; "The Register" means the Register of Members to be kept pursuant to the Act; "Registered Office" means the registered office of the Company for the time being; "Seal" means the common seal of the Company; "Secretary" means any person appointed to perform the duties of a secretary of the Company; "Shareholders" or "Members" means the duly registered holders from time to time of the shares in the capital of the Company; and "Shares" means the shares from time to time in the capital of the Company. Words importing the singular number only include the plural number and vice versa and words importing the masculine gender only shall include the feminine. Words importing persons shall include corporations. 12

Expressions referring to writing shall unless the contrary intention appears be construed as including references to printing lithography photography and other modes of representing or reproducing words in a visible form. Subject as aforesaid any word or expression used in the Act and the Interpretation and General Clauses Act shall if not inconsistent with the subject or context bear the same meaning in these Articles. · Headings are inserted for convenience only and shall not affect the construction of these Articles. EXCLUSION OF TABLE A 2. The regulations contained or incorporated in Table A in Schedule 1 to the Act shall not apply to the Company and are hereby wholly excluded. PRIVATE COMPANY 3. The Company is a private company within the meaning of Section 40 of the Act and accordingly: (a) the right to transfer and transmit Shares is restricted in the manner provided herein; (b) the number of Members of the Company (not including persons who are in the employment of the Company and persons who have been formerly in the employment of the Company who were while in such employment and have continued after the determination of such employment to be Members of the Company) is limited to fifty provided that where two or more persons hold one or more Shares jointly they shall for the purpose of this Article be treated as a single Member; (c) any invitation to the public to subscribe for any shares or debentures or debenture stock of the Company is prohibited; and (d) the Company does not keep and is prohibited from keeping the Register outside Gibraltar. SHARES 4. Subject to Article 3 above and to any direction to the contrary which may be given by the Company in general meeting the Directors are unconditionally authorised to allot create deal with or otherwise dispose of Shares on such terms and at such time or times as they think fit provided that no Shares shall be issued at a discount. 5. The Company may not issue Shares or share warrants to bearer. The names of all Members shall be entered in the Register. 6. Subject to the provisions (if- any) in that behalf of the Memorandum of Association and without prejudice to any special rights previously conferred on the holders of existing Shares any Share may be issued with such preferred deferred or other special rights or such restrictions whether in regard to Dividend voting return of share capital or otherwise as the Company may from time to time by special resolution determine and any preference share may with the sanction of a special resolution be 13 issued on the terms that it is or at the option of the Company is liable to be redeemed. 7. If at any time the share capital is divided into different classes of Shares the rights attached to any class (unless otheiwise provided by the terms of issue of the Shares of that class) may be varied with the consent in writing of the holders of three-fourths of the issued Shares of that class or with the sanction of an extraordinary resolution passed at a separate general meeting of the holders of the Shares of the class. To every such separate general meeting the provisions of these regulations relating to general meetings shall mutatis mutandis apply 8. Every person whose name is entered as a Member 'in the Register shall without payment be entitled to a certificate specifying the Share or Shares held by him provided that in respect of a Share or Shares held jointly by several persons the Company shall not be bound to issue more than one certificate and delivery of a certificate for a Share to one of several joint holders shall be sufficient delivery to all. 9. If a Share certificate is defaced lost or destroyed it may be renewed on payment of such fee as the Directors may reasonably decide (if any) and on such terms (if any) as to evidence and indemnity as the Directors think fit LIEN 10. The Company shall have a lien on every Share for all moneys (whether presently payable or not) called or payable at a fixed time in respect of that Share and the Company shall also have a lien on all Shares standing registered in the name of any Member whether alone or jointly with other Members for all moneys presently payable by him or his estate to the Company but the Directors may at any time declare any Share to be wholly or in part exempt from the provisions of this regulation. The Company's lien (if any) on a Share shall extend to all Dividends payable thereon. 11. The Company may sell in such manner as the Directors think fit any Shares on which the Company has a lien but no sale shall be made unless some sum in respect of which the lien exists is presently payable nor until the expiration of fourteen days after a notice in writing stating and demanding payment of such part of the amount in respect of which the lien exists as is presently payable has been given to the registered holder for the time being of the Share or the person entitled thereto by reason of his death or bankruptcy. 12. For giving effect to any such sale the Directors may authorize some person to transfer the Shares sold to the purchaser thereof. The purchaser shall be registered as the holder of the Shares comprised in any such transfer and he shall not be bound to see to the application of the purchase money nor shall his title to the Shares be affected by any irregularity or invalidity in the proceedings in reference to the sale. 13. The proceeds of the sale shall be received by the Company and applied in payment of such part of the amount in respect of which the lien exists as is presently payable and the residue shall (subject to a like lien for sums not presently payable as existed upon the Shares prior to the sale) be paid to the person entitled to the Shares at the date of the sale. 14

CALLS ON SHARES 14. The Directors may from time to time make calls upon the Members in respect of any moneys unpaid on their Shares and each Member shall (subject to receiving at least fourteen days' notice specifying the time or times of payment) pay to the Company at the time or times so specified the amount called on his Shares. 15. The joint holders of a Share shall be jointly and severally liable to pay all calls in respect thereof. 16. lf a sum called in respect of a Share is not paid before or on the day appointed for payment thereof the person from whom the sum is due shall pay interest upon the sum at the rate of five per cent per annum from the day appointed for the payment thereof to the time of the actual payment but the Directors shall be at liberty to waive payment of that in~erest wholly or in part. 17. The provisions of these regulations as to the liability of joint holders and as to payment of interest shall apply in the case of non-payment of any sum which by the terms of issue of a Share becomes payable at a fixed time whether on account of the amount of the Share or by way of premium as if the same had become payable by virtue of a call duly made and notified. 18. The Directors may make arrangements on the issue of Shares for difference between the holders in the amount of calls to be paid and in times of payr:nent. 19. The Directors may if they think fit receive from any Member willing to advance the same all or any part of the moneys uncalled and unpaid upon any Shares held by him and upon all or any of the moneys so advanced may (until the same would but for such advance become presently payable) pay interest at such rate (not exceeding without· the sanction of the Company in general meeting six per cent) as may be agreed upon between the Member paying the sum in advance and the Directors. TRANSFER AND TRANSMISSION OF SHARES 20. The instrument of transfer of any Share shall be executed by or on behalf of the transferor and transferee and the transferor shall be deemed to remain a holder of the Share until the name of the transferee is entered in the Register in respect thereof. 21. Shares shall be transferred in any usual or common form which the Directors shall approve. 22. No Share may be transferred to any person or company without the approval of the Directors. The Directors may in their absolute discretion and without assigning any reason therefor decline to register any transfer of any Share whether or not it is a fully paid share. 23. The legal personal representatives of a deceased sole holder of a Share shall be the only persons recognised by the Company as having any title to the Share. In the case of a Share registered in the names of two or more holders the survivors or survivor or the legal personal representatives of the deceased survivor shall be the only persons recognised by the Company as having any title to the Share. 24. Any person becoming entitled to a Share in consequence of the death or bankruptcy of a Member shall upon such evidence being produced as may from time to time be 15 properly required by the Directors have the right either to be registered as a Member in respect of the Share or instead of being registered himself to make such transfer of the Share as the deceased or bankrupt person could have made but the Directors shall in either case have the same right to decline or suspend registratio'n as they would have had in the case of a transfer of the Share by the deceased or bankrupt person before the death or bankruptcy. 25. A person becoming entitled to a Share by reason of the death or bankruptcy of the holder shall be entitled to the same Dividends and other advantages to which he would be entitled if he were the registered holder of the Share except that he shall not before being registered as a Member in respect of the Share be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company. FORFEITURE OF SHARES 26. If a Member fails to pay any call or instalment of a call on the day appointed for payment thereof the Directors may at any time thereafter during such time as any part of such call or instalment remains unpaid serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued. 27. The notice shall name a further day (not earlier than the expiration of fourteen days from the date of the notice) on or before which the payment required by the notice is to be made and shall state that in the event of non-payment at or before the time appointed the Shares in respect of which the call was made will be liable _to be forfeited. 28. If the requirements of any such notice as aforesaid are not complied with any Share in respect of which the notice has been given may at any time thereafter before the payment required by the notice has been made be forfeited by a resolution of the Directors to that effect. 29. . A forfeited Share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit. 30. A person whose Shares have been forfeited shall cease to be a Member in respect of the forfeited Shares but shall notwithstanding remain liable to pay to the Company all moneys which at the date of forfeiture were presently payable by him to the Company in respect of the Shares but his liability shall cease if and when the Company receives payment in full of the nominal amount of the Shares. 31. A statutory declaration in writing that the declarant is a Director of the Company and that a Share in the Company has been duly forfeited on a date stated in the declaration shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the Share. The Company may receive the consideration (if any} given for the Share on any sale or disposition thereof and may execute a transfer of the Share in favour of the person to whom the Share is sold or disposed of and he shall thereupon be registered as the holder of the Share and shall not be bound to see to the application of the purchase money (if any) nor shall his title to the Share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture sale or disposal of the Share. 32. The provisions of these regulations as to forfeiture shall apply in the case of non payment of any sum which by the terms of issue of a Share becomes payable at a 16 fixed time whether on account of the amount of the Share or by way of premium as if the same had been payable by virtue of a call duly made and notified. CONVERSION OF SHARES INTO STOCK 33. The Company may by ordinary resolution convert any paid up Shares into stock and reconvert any stock into paid-up Shares of any denomination. 34. The holders of stock may transfer the same or part thereof in the same manner and subject to the same regulations as and subject to which the Shares from which the stock arose might previously to conversion have been transferred or as near thereto as circumstances admit but the Directors may from time to time fix the minimum amount of stock transferable and restrict or forbid the transfer of fractions of that minimum but the minimum shall not exce·ed the nominal amount of the Shares from which the stock arose. 35. The holders of stock shall according to the amount of the stock held by them have the same rights privileges and advantages as regards Dividends voting at meetings of the Company and other matters as if they held Shares from which the stock arose but no such privilege or advantage (except participation in the Dividends and profits of the Company) shall be conferred by any such aliquot part of stock as would not if existing in Shares have conferred that privilege or advantage. 36. Such of the regulations of the Company as are applicable to paid-up Shares shall apply to stock and the words "share" and "shareholder" therein shall include "stock" and "stockholder." ALTERATION OF CAPITAL 37. The Company may from time to time by ordinary resolution increase the share capital by such sum to be divided into Shares of such amount as the resolution shall prescribe. 38. Subject to any direction to the contrary that may be given by the Company in general meeting all new Shares shall before issu~ be offered to such persons as at the date of the offer are entitled to receive notices from the Company of general meetings in proportion as nearly as the circumstances admit to the amount of the existing Shares to which they are entitled. The offer shall be made by notice specifying the number of Shares offered and limiting a time within which the offer if not accepted will be deemed to be declined and after the expiration of that time or on the receipt of an intimation from the person to whom the offer is made that he declines to accept the Shares offered the Directors may dispose of those Shares in such manner as they think most beneficial to the Company. The Directors may likewise so dispose of any new Shares which (by reason of the ratio which the new Shares bear to Shares held by persons entitled to an offer of new Shares} cannot in the opinion of the Directors be conveniently offered under this Article. 39. The new Shares shall be subject to the same provisions with reference to the payment of calls lien transfer transmission forfeiture and otherwise as the Shares in the original share capital. 40. The Company may by ordinary resolution: (a) consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares; 17

(b) sub-divide its existing Shares or any of them into Shares of smaller amount than is fixed by the Memorandum of Association subject nevertheless to the provisions of section 98(1)(d) of the Act; and (c) cancel any Shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person. 41. The Company may by special resolution reduce its share capital and any capital redemption reserve fund in any manner and with and subject to any incident authorised and consent required by law. GENERAL MEETINGS 42. An annual general meeting of the Company shall be held once in every calendar year at such time and place as the Directors shall appoint. In default of the annual general meeting being held during the period specified an annual general meeting may be convened to be held at any time during the succeeding three months and may be convened by two Members or the sole Member if there is only one Member of the Company in the same manner as nearly as possible as that in which the annual general meeting is to be convened by the Directors. 43. All general meetings other than annual general meetings shall be called extraordinary general meetings. General meetings may be held in Gibraltar or elsewhere in the world. 44. The Directors may whenever they think fit convene an extraordinary general meeting and such meetings shall also be convened by such requisitionists as provided by Section 159 of the Act. If at any time there are not within Gibraltar sufficient. Directors capable of acting to form a quorum any Director or any two Members of the Company or the sole Member if there is only one Member of the Company may convene an extraordinary general meeting in the same manner as nearly as that in which meetings may be convened by the Directors. NOTICE OF GENERAL MEETINGS 45. Subject to the provisions of Section 163 (2) of the Act relating to special resolution~ seven days' notice at least (exclusive of the day on which notice is served or deemed to be served but inclusive of the day on which notice is given) specifying the place the day and the hour of the meeting and in the case of special business the general nature of such business shall be given in the manner provided by these Articles or in such other manner (if any) as may be prescribed by the Directors to such persons as are under the Regulations of the Company entitled to receive such notices from the Company but with the consent of all the Members entitled to receive notice of such particular meeting that meeting may be convened by such shorter notice and in such manner as those Members may think fit. 46. The accidental omission to give notice of a meeting to or the non-receipt of notice of a meeting by any Member shall not invalidate the proceedings at any meeting. 18

PROCEEDINGS AT GENERAL MEETINGS 47. All business shall be deemed special that is transacted at an extraordinary meeting and all that is transacted at an ordinary meeting with the exception of sanctioning a Dividend the consideration of the accounts balance sheets and the ordinary report of the Directors and auditors the election of Directors and other officers in the place of those retiring by rotation and the fixing of the remuneration of the auditors. 48. No business shall be transacted at any general meeting unless a quorum of Members is present at the time when the meeting proceeds to business. Save as herein otherwise provided two Members present in person or by proxy shall be a quorum unless there shall at any time be one Member in which event such Member alone shall have the authority to transact the business of a general meeting and shall do so by written resolution under his hand. 49. If within half an hour from the time appointed for the meeting a quorum is not present the meeting if convened upon the requisition of Members shall be dissolved in any other case it shall stand adjourned to the same day in the next week at the same time and place and if at the adjourned meeting a quorum is not present within half an hour for the time appointed for the meeting the Members present shall be a quorum. 50. The chairman (if any) of the board of Directors shall preside as chairman at every general meeting of the Company. 51. If there is no such chairman or if at any meeting he is not present within fifteen minutes after the time appointed for holding the meeting or is unwilling to act as chairman the Members present shall choose one of their number to be chairman. 52. The chairman may with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for ten days or more notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting. 53. At any general meeting a resolution put to the vote of the meeting shall be decided on a show of hands unless a poll is {before or on the declaration of the result of a show of hands) demanded by one Member present in person or by proxy and entitled to vote and unless a poll is so demanded a declaration by the chairman of the meeting that a resolution has on a show of hands been carried or carried unanimously or by a particular majority or not carried by a particular majority and an entry to that effect in the minute book of the Company shall be conclusive evidence of the fact without proof of the number or proportion of votes recorded in favour of or against such resolution. 54. If a poll is duly demanded it shall be taken in such manner as the chairman directs and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. 55. On a show of hands every Member present in person or by proxy and entitled to vote shall have one vote for each Share of which he is the holder. In the case of an equality of votes whether on a show of hands or a poll the chairman of the meeting shall have a second or casting vote. 19

56. A poll demanded on the election of a chairman or on a question of adjournment shall be taken forthwith. A poll demanded on any other question shall be taken at such time as the chairman of the meeting directs. 57. A resolution in writing signed by or on behalf of each Member who would have been entitled to vote upon it if it had been proposed at a general meeting at which he was present shall be as effectual as if it had been passed at a general meeting duly convened and held and may consist of several instruments in like form each signed by or on behalf of one or more Members. 58. In the ca·se of joint holders the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the other joint holders and for this purpose seniority shall be determined by the order in which the names stand in the Register. 59. If a Member is suffering from mental disorder a person authorized in that behalf under section 47 of the Mental Health Act or a receiver appointed under section 49 of that Act may vote on behalf of the Member either on a show of hands or on a poll. 60. No Member shall be entitled to vote at any general meeting unless all calls in respect of Shares in the Company have been paid. 61. On a poll votes may be given either personally or by proxy. 62. The instrument appointing a proxy shall be in writing under the hand of the appointer or of his attorney duly authorized in writing or if the appointor is a corporation either under seal or under the hand of an officer or attorney duly authorised. A proxy need not be a Member of the Company. 63. The instrument appointing a proxy and the power of attorney or other authority (if any) under which it is signed or a notarially certified copy of that power or authority shall be deposited at the registered office of the Company not less than forty-eight hours before the time for holding the meeting or adjourned meeting at which the person named in the instrument proposes to vote and in default the instrument of proxy shall not be treated as valid. 64. An instrument appointing a proxy may be any form which the Directors shall approve. 65. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a poll. 66. Any corporation which is a Member of the Company may by resolution of its Directors or other governing body authorize such person as it thinks fits to act as its representative at any meeting of the Company or of any class of Members of the Company and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Member of the Company. 20

DIRECTORS 67. A Director shall not be required to hold any qualifying Shares. 68. The name(s) of the first Director{s) shall· be determined in writing by the majority of the subscribers to the Memorandum of Association. Unless otherwise determined by ordinary resolution the number of Directors shall not be subjected to any maximum and the minimum number of Directors shall be one. 69. The remuneration of the Directors shall from time to time be determined by the Company in general meeting if applicable. 70. Any casual vacancy occurring in the board of Directors may be filled by the Directors appointing another person to fill the vacancy for such period as the vacancy exists. The Directors may also appoint additional directors. 71. The office of a director shall be vacated if the Director: (a) is adjudged bankrupt; or (b) is suffering from mental disorder; or ( c) is absent from the meetings of Directors for six months without the leave of the other Directors or a majority of the other Directors; or ( d) resigns by notice in writing left at or sent to the office of the Company; or (e) becomes prohibited by law from acting as a director; or (f) is removed from office under the provisions of Article 100 below. 72. The Company may by ordinary resolution of which special notice has been given or by special resolution remove any Director from office notwithstanding any provisions of these Articles or of any agreement between the Company and such Director but without prejudice to any claim he may make for damages for breach of such agreement. The Company may by ordinary resolution appoint another person to be a Director in the place of a Director so removed from office. In default of such appointment the vacancy so arising may be filled by the Directors as a casual vacancy. 73. The business of the Company shall be managed by the Directors who may pay all expenses incurred in the formation and registration of the Company and may exercise all such powers of the Company as are not by the Act or by these Articles required to be exercised by the Company in general meeting subject nevertheless to any regulation of these Articles to the provisions of the Act and to such regulations being not inconsistent with the aforesaid regulations or provisions as may be prescribed by the Company in genera! meeting but no regulation made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if such regulation had not been made. The general powers conferred upon the Directors by this Article shalt not be deemed to be abridged or restricted by any special power conferred upon the Directors by any other Article. 21

PROCEEDINGS OF DIRECTORS 74. Meetings of the Directors may be held in Gibraltar or elsewhere in the world. The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors and unless so fixed shall be two unless there shall be a sole Director of the Company in which event such sole Director shall have authority to exercise all powers and discretions invested in the Directors by these Articles and generally and shall do so by written resolution under his hand. 75. A resolution in writing signed by all the Directors entitled to recejve notice of a meeting of the Directors or of a committee of Directors shall be as valid and effectual as if it had been passed at a meeting of Directors or (as the case may be} a committee of Directors duly convened and held and may consist of several documents in the like form each signed by one or more Directors but a resolution signed by a Director who has been appointed an alternate director need not also be signed by his appointer and if it is signed by a Director who has appointed an alternate director it need not be signed by the alternate director in that capacity. 76. Any Director (including an alternate director) may participate in a meeting of the Directors or a committee of Directors of which he is a member by means of a conference telephone or similar communication equipment whereby all persons participating in the meeting can hear each other and participation in a meeting in this manner shall be deemed to constitute presence in person at such meeting. 77. The Directors may meet together for the despatch of business adjourn and otheiwise regulate their meetings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. In case of equality of votes the chairman shall have a second or casting vote. A Director may and the Secretary on the requisition of a Director shall at any time summon a meeting of the Directors. 78. The continuing Directors may act notwithstanding any vacancy in their body but if and so long as their number is reduced below the number fixed by or pursuant to the regulations of the Company as the necessary quorum of Directors the continuing Directors may act for the purpose of increasing the number of Directors to that number or of summoning a general meeting of the Company but for no other purpose. 79. The Directors may elect a chairman of their meetings and determine the period for which. he is to hold office but if no such chairman is elected or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same the Directors present may choose one of their number to be chairman of the meeting. 80. The Directors may delegate any of their powers to committees consisting of such member or members of their body as they think fit any committee .so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on it by the Directors. 81. A committee may elect a chairman of its meetings if no such chairman is elected or if at any meeting the chairman is not present within five minutes after the time appointed for holding the same the members present may choose one of their number to be chairman of the meeting. 22

82. A committee may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the members present and in case of an equality of votes the chairman shall have a second or casting vote. 83. All acts done by any meeting of the Directors or of a committee of Directors or by any person acting as a Directo"r shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid or that they or any of them were disqualified be as valid as if every such person had been duly appointed and was qualified to be a Director. 84. The Directors shall cause minutes to be made in books provided for the following purposes: (a) of all appointments of officers made by the Directors; (b) of the names of the Directors present at each meeting of the Directors and of any committee of the Directors; and (c) of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors. ALTERNATE DIRECTORS 85. Any Director (other than an alternate director) may appoint any other Director or any other person approved by resolution of the Directors and willing to act to be an alternate director and may remove from office an alternate director so appointed by him. 86. An alternate director shall be entitled to receive notice of all meetings of Directors and of all meetings of committees of Directors of which his appointer is a member to attend and vote at any such meeting at which the Director appointing him is not personally present and g_enerally to perform all the functions of his appointor as a Director in his absence but shall not be entitled to receive any remuneration from the Company for his services as ·an alternate director. 87. An alternate director shall cease to be an alternate director if his appointer ceases to be a Director but if a Director retires but is reappointed or deemed to have been reappointed at the meeting at which he retires any appointment made by him which was in force immediately prior to his retirement shall continue after his appointment. 88. Any appointment or removal of an alternate director shall be by notice to the Company signed by the Director making or revoking the appointment or in any other manner approved by the Directors. 89. Save as otherwise provided in these Articles an alternate director shall be deemed for all purposes to be a Director and shall alone be responsible for his own acts and defaults and he shall not be deemed to b~ the agent of the Director appointing him. POWERS OF DIRECTORS 90. The Directors may from time to time appoint one or more of their body to the office of managing director or manager for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another) as they think fit but his appointment shall be subject to determination ipso facto if he ceases from any cause to be a Director or if the Company in general 23 meeting resolves that his tenure of the office of managing director or manager be determined. Subject to the provisions of the Act the managing director or manager shall be appointed by the Directors for such term at such remuneration and upon such conditions as they may think fit and any so appointed may be removed by them. 91. The Directors may by Power of Attorney appoint any person to be the attorney of the Company for such purposes and with such powers authorities and discretions and for such period and subject to such conditions as they think fit. The Power of Attorney may contain such provisions for the protection and convenience of persons dealing with the attorney as the Directors think fit and may authorise the attorney to sub delegate all or any of the powers authorities and discretions vested in him. 92. The Directors on behalf of the Company may pay a gratuity or pension or allowance on retirement to any Director or other officer or servant who has held any other salaried office or place of profit with the Company or to his widow or dependents and make contributions to any fund and pay premiums for the purchase or provision of any such gratuity pension or allowance. 93. Subject to notice given pursuant to Section 200 of the Act of the nature and extent of any interest held by him a Director shall be entitled to vote on any resolution concerning a matter in which he has directly or indirectly any interest or duty which is material and which conflicts with and may conflict with the interests of the Company. If he shall so vote his vote shall be counted and he shall be reckoned in estimating a quorum when any such contract or arrangement is under consideration. BORROWING POWERS 94. The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking property and uncalled capital or any part thereof and to issue debentures debenture stock and other securities whether outright or as a security for any debt liability or obligations of the Company or of any third party. 95. The Directors may borrow or raise any such moneys as aforesaid upon or by the issue or sale of any bonds debentures debenture stock or securities and upon such terms as to time of repayment rate of interest price of issue or sale payment of premium or bonus upon redemption or repayment or otherwise as they may think proper including a right for the holders of bonds debentures debenture stock or securities to exchange the same for Shares in the Company or any class authorised to be issued. 96. Subject to the aforesaid the Directors may secure or provide for the payment of any moneys to be borrowed or raised by a mortgage of or charge upon all or any part of the undertaking or property of the Company both present and future and confer upon any mortgagees or persons in whom any debentures debenture stock or security is vested such rights and powers as they think necessary or expedient and they may vest any property of the Company in trustees for the purpose of securing any moneys so borrowed or raised and confer upon the trustees or any debenture holders such rights and powers as the Directors may think necessary or expedient in relation to the undertaking or property of the Company or the management or the realisation thereof or the making receiving or enforcing of calls upon the Members in respect of unpaid capital and otheiwise and make and issue debentures to trustees for the purpose of further securities and any such trustee may be remunerated. 24

97. The Directors may give security for the payment of moneys payable by the Company in like manner as for the payment of money borrowed or raised but in such case the amount shall be reckoned as part of the money borrowed. 98. The Directors shall cause a proper register to be kept in accordance with the Act of all mortgages and charges specifically affecting the property of the Company and shall duly comply with the requirements of the Act in relation thereto and otherwise. APPOINTMENT AND RETIREMENT OF DIRECTORS 99. The Directors shall not be subject to retirement by rotation. 100. Any Member or Members holding a majority in nominal amount of the issued share capital which confers the right to attend and vote at general meetings may at a:ny time appoint any person to be a Director whether as an additional director or to fill a vacancy and may remove from office any Director howsoever appointed. Any such appointment or removal shall be effected by notice in writing to the Company signed by the Member or Members making the same or in the case of a corporate Member signed by any director thereof or by any other governing body thereof. Any such appointment or removal shall take effect when the notice effecting the same is delivered to the registered office or to the Secretary of the Company or is produced at a meeting of the Directors. Any such removal shall be without prejudice to any claim which a Director may have under any contract between him and the Company. DIVIDENDS AND RESERVE 101. The Company in general meeting may declare Dividends but no Dividend shall exceed the amount recommended by the Directors. 102. The Directors may from time to time pay to the Members such interim Dividends as appear to the Directors to be justified by the profits of the_ Company. 103. No Dividend shall be paid otherwise than out of profits. 104. Subject to the rights of persons (if any) entitled to Shares with special rights as to Dividends all Dividends shall be declared and paid according to the amounts paid on the Shares but if and so long as nothing is paid up on any of the Shares in the Company Dividends may be declared and paid according to the amounts of the Shares. No amount paid on a Share in advance of calls shall while carrying interest be treated for the purpose of this Article as paid on the Share. 105. Any general meeting declaring a Dividend may direct payment of such Dividend wholly or partly by the distribution of specific assets and in particular of paid-up debentures or debenture stock of any other Company or in any one or more of such ways and the Directors shall give effect to such resolution and where any difficulty arises in regard to such distribution the Directors may settle the same as they think expedient and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any Members upon the footing of the value so fixed in order to adjust the rights of all parties and may vest any such specific assets in trustees as may seem expedient to the Directors. 106. Before recommending a Dividend the Directors may set aside out of the profits of the Company such sums as they think proper as a reserve or reserves which shall at the discretion of the Directors be applicable for meeting contingencies or for equalising Dividends or for any other purpose to which the profits of the Company may be 25 properly applied and pending such application may at the like discretion either be employed in the business of the Company or be invested in such investments (other than of the Company) as the Directors may from time to time think fit. 107. If several persons are registered as joint holders of any Share any one of them may give effectual receipts for any Dividend or other moneys payable on or in respect of the Share. 108. Any Dividends may be paid by cheque or warrant sent through the post to the registered address of the Member or person entitled thereto or in the case of joint holders to any one of such joint holders at his registered address or to such person and such address as the Member or person entitled or such joint holders as the case may be may direct. Every such cheque or warrant shall be made payable to the order of the person to whom it is sent or to the order of such person as the Member or person entitled or such joint holders as the case may be may direct. 109. No Dividend shall bear interest against the Company. ACCOUNTS AND AUDIT 110. The Directors shall cause to be kept proper books of accounts with respect to all sums of money received and expended by the Company and al! bills and receipts and other matters in respect of which the receipt and expenditure takes place; and all the work and operations and purchases and sales of goods by the Company. 111 The books of account shall be kept at the registered office of the Company or at such other place as the Directors think fit and shall at all times be open to inspection by the Directors. 112 The Company may appoint an auditor. Subject to the provisions of Section 180 181 and 182 of the Act and of any other law affecting the appointment of auditors to companies with limited liability, such appointment and the duties of the auditor shall be regulated in accordance with the Act. 113 The Directors shall in accordance with the Act cause to be made out in every year and to be laid before the Company in general meeting a balance sheetand profit and loss account and other reports as are necessary to be decided upon by the Directors and made up to a date not earlier than nine months before the date of the meeting. 114 The Directors shall from time to time determine whether and at what times and places and under what conditions or regulations the accounts and books of the Company or any of them shall be open to the inspection of Members not being Directors and no Member not being a Director shall have any right of inspecting any account or book or document of the Company except as conferred by statute or authorised by the Directors or by the Company in general meeting. 115 The Directors shall upon receipt of a request in writing from any Member send to such Member before the date of any general meeting a copy of every Balance Sheet (including every document required qy law to be annexed thereto) which is to be laid before the Company at such meeting with a copy of the auditor's report but subject as aforesaid the Directors shall not be obliged to send a copy of any Balance Sheet and Report to the Members. 26

CAPIT ALISA Tl ON OF PROFITS 116. The Directors may with the authority of an ordinary resolution of the Company: (a) subject as hereinafter provided resolve to capitalise any part of the amount for the time being standing to the credit of any of the Company's reserve accounts or to the credit of the profit and loss account or otherwise available for distribution and not required for the payment or provision of fixed Dividends on any entitled to fixed preferential Dividends; (b) appropriate the sum resolved to be capitalised to the Members who would have been entitled to it if it were distributed by way of Dividend and in the same proportions on condition that the same be not paid in cash but be applied on their behalf either in or towards paying up the amounts if any for the time being unpaid on any Shares held by them respectively or in paying up in full unissued Shares or debentures of the .Company of a nominal amount equal to that sum and allot the Shares or debentures credited as fully paid to those Members or as they may direct in those proportions or partly in one way and partly in the other and the Directors shall give effect to such resolution; but the Share premium account the capital redemption reserve and any profits which are not available for distribution may for the purposes of this Article only be applied in paying up unissued Shares to be allotted to Members credited as fully paid; (c) whenever such a resolution as aforesaid shall have been passed the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby and all allotments and issues of fully paid Shares or debentures if any and generally shall do all acts and things required to give effect thereto with full power to the Directors to make such provision by the issue of fractional certificates or by payment in cash or otherwise as they determine in the case of Shares or debentures becoming distributable under this Article in fractions; and (d) authorise any person to enter on behalf of all the Members concerned into an agreement with the Company providing for the allotment to them respectively credited as fully paid of any Shares or debentures to which they are entitled upon such capitalisation or as the case may require for the payment up by the Company on their behalf by the application thereto of their respective proportions resolved to be capitalised of the amounts remaining unpaid on their existing and any agreement made under such authority being binding on all such Members. WINDING UP 117. If the Company is wound up the liquidator may with the sanction of an extraordinary resolution of the Company and any other sanction required by the Act divide among the Members in specie the whole or any part of the assets of the Company and may for that purpose value any assets and determine how the division shall be carried out as between the Members or different classes of Members. The liquidator may with like sanction vest the whole or any part of the assets in trustees upon such trusts for the benefit of the Members as he with like sanction determines but no Member shall be compelled to accept any assets upon which there is a liability. 27

INDEMNITY 118. The Directors Secretary and other officers or servants for the time being of the Company acting in relation to any of the affairs of the Company or everyone of them shall be indemnified and secured harmless out of the assets and profits of the Company for and against all actions costs claims demands liabilities and taxes charges losses damages and expenses and other consequences which they or any of them shall or may incur or sustain by reason of any contract entered into or any act done concurred in or omitted or committed in or about the execution of their duty or supposed duty in their respective office except such (if any) as they shall incur or sustain by or through their own wilful neglect or wilful default respectively and none of them shall be answerable for the acts receipts neglects or default of the other or others of them or for joining in any receipts for the sake of conformity or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for the safe custody or for the defect of title of the Company to any property purchased or for any insufficiency or deficiency of or defect of title of the Company to any security upon which any moneys of or belonging to the Company shall be placed out or invested or for any loss misfortune or damage resulting from any such cause as aforesaid or direct or indirect consequences which may happen in the execution of their respective office or in relation thereto except the same shall happen by or through their own wilful neglect or wilful default respectively. SEAL 119. The Directors will provide for the safe custody of the Seal which shall be used only by the authority of the Directors or of a committee of the Directors authorised by the Directors on that behalf and every instrument to which the Seal shall be affixed shall be signed by a Director or by some other person appointed by the Directors for the purpose and shall be countersigned by the Secretary or by a second Director or by some other person appointed by the Directors for the purpose. 120. The Company may have for use in as many territories districts or places outside .. Gibraltar as the Directors shall resolve an official seat which shall be a facsimile of the Seal with the addition on its face of the name of every territory district or place where such seal is to be used. NOTICES 121. Any notice required by these Articles to be given by the Company may be given by any visible form on paper including telex facsimile and electronic mail and a notice communicated by such forms of immediate transmission shall be deemed to be given at the time it is transmitted to the person to whom it is addressed. A notice may also be given by the Company to any Member either personally or by sending it by post to him to his registered address or to the address (if any) supplied by him to the Company for the giving of notices to him. 122. Where a notice is sent by post service of the notice shall be deemed to be given by properly addressing prepaying and posting a letter containing the notice and to have been given in the case of a notice of a meeting at the expiration of forty-eight hours after the letter containing the same is posted and in any other case at the time at which the letter would be delivered in the ordinary course of post. 123. If a Member has no registered address in Gibraltar and has not supplied to the Company an address for the giving of notices to him a notice addressed to him and 28 advertised in a newspaper circulating in Gibraltar shall be deemed to be duly given to him at noon on the day on which the advertisement appears. 124. A notice may be given by the Company to the joint holders of a Share by giving the notice to the joint holder named first in the Register in respect of the Share. 125. A notice may be given by the Company to the persons entitled to a Share in consequence of the death or bankruptcy of a Member by sending it through the post addressed to them by name or by the title of representatives of the deceased or trustee of the bankrupt or by any like description at the address (if any) in Gibraltar supplied for the purpose by the persons claiming to be so entitled or (until such an address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred. 126. Notice of every general meeting shall be given in some manner hereinbefore authorized to every Member except those Members who have no registered address and have not supplied to the Company an address for the giving of notices to them and also to every person entitled to a Share in consequence of the death or bankruptcy of a Member who but for his death or bankruptcy would be entitled to receive notice of the meeting. No other persons shall be entitled to receive notices of general meetings. REDOMICILIATION 127. Subject to the prov1s1ons of these Articles of the Companies (Re-domiciliation} (Amendment) Regulations 1999 (as the same shall be amended from time to time) and of any other law in force from time to time pertaining to the re-domiciliation or continuation of companies under foreign law the Company shall have the power to re domicile or continue as a company incorporated under the laws of another jurisdiction which may permit such re-domiciliation or continuation in such manner provided by those laws and may by special resolution amend its Memorandum and Articles of Association to be consistent therewith. 29

Names addresses and description of subscribers ABACUS NOMINEES (GIBRALTAR) LIMITED 10/8 lnternational Commercial Centre Casemates Square Gibraltar Limited Company ABACUS SERVICES (GIBRALTAR) LIMITED 10/8 International Commercial Centre Casemates Square Gibraltar Limited Company Dated this 10th day of November 2008. For ABACUS NOMINEES (GIBRALTAR) LTD For ABACUS SERVICES (GIBRALTAR) LTD Michael Mahtani Director Tanya Hurtado Director Witness to the above signatures:- Candice Hurdle 10/8 International Commercial Centre Casemates Square Gibraltar 30